Exhibit 99.1

From:	Beijing Jincheng Tongda & Neal Law Firm

10/F, China World Tower A

No. 1 Jianguo Menwai Avenue

Beijing 100004, China

To:	Ambow Education Holding Ltd.

12th Floor, Tower 1, Financial Street,

Chang’an Center,

Shijingshan District, Beijing 100043, China

August 12, 2022

Dear Sirs,

Ambow’s listing on u.s. exchanges and the vie structure in relation to Ambow’s prc entities and wfoes.

We are qualified lawyers of The People’s Republic of China (the “PRC”) (for the purpose of this Legal Opinion, excluding the regions of Hong Kong Special Administrative Region (“Hong Kong”), Macau Special Administrative Region (“Macau”) and Taiwan), and are qualified to issue this Legal Opinion in respect of the PRC Laws.

We have acted as the PRC legal counsel for Ambow Education Holding Ltd. (“Ambow”) to opine on: (1) Chinese authorities for Ambow’s listing on U.S. exchanges; and (2) the VIE structure in relation to PRC Entities and WFOEs.

Ambow considers offering Class A ordinary shares, including Class A ordinary shares, preferred shares, warrants, subscription rights, debt securities and/or units from time to time. This Legal Opinion is rendered to Ambow, and can be relied on by Ambow for the purpose hereof only and may not be issued, quoted, or disclosed to any other party for any other purpose without our prior consent.

This Legal Opinion is rendered on the basis of factual matters in existence as of the date hereof and on the basis of the PRC Laws (as defined below) effective as of the date hereof. There is no assurance that any of such laws will not be changed, amended, or replaced in the immediate future or in the longer term with or without retrospective effect. Any such changes, amendments, or replacements may be made by an order of the President of the PRC or the State Council of the PRC or other PRC government authorities or, in the case of provincial laws and regulations, by the relevant provincial government and may become effective immediately on promulgation.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions based on any laws other than the PRC Laws and accordingly express no legal opinion herein based upon any laws other than the PRC Laws.

In giving this Legal Opinion, we have made the following assumptions:

(a)	that any document submitted to us still exists and has not been varied, cancelled, or superseded by some other document or agreement or action of which we are not aware after due inquiry;

(b)	that all documents submitted to us as copies conform to their originals;

(c)	that all documents have been validly authorized, executed, and delivered by all of the parties thereto;

(d)	that all documents submitted to us and all relevant factual representations and statements made to us are complete and accurate; and all facts and information stated or given in such documents but not legal conclusions are true and correct; and such documents constitute legal, valid, and binding obligations on the parties thereto under the laws (other than the PRC Laws) by which they are expressed to be governed;

(e)	that the signatures, seals, and chops on the documents submitted to us are genuine;

(f)	where important facts were not independently established to us, we have relied upon certificates issued by relevant competent authorities and/or representatives of the Company with proper authority and upon representations made by such persons in the course of our inquiry and consultation. We have not investigated whether or not the statements, certificates, approvals, answers, replies, and other documents issued by, among others, government authorities have gone through all necessary review, investigation, discussion, and examination/approval procedures as required by law or internal policy and we will not, therefore, be liable for any untruthfulness, inaccuracy, incompleteness or lack of integrity in respect of the content of any of such document; and

(g)	that all consents, licenses, permits, approvals, exemptions, or authorizations required of or by, and any required registrations or filings with, any governmental authority or regulatory body (other than those in the PRC) in connection with Ambow’s listing on U.S. exchanges and the VIE structure of the PRC Entities and WFOEs have been obtained or made.

The following terms as used in this Legal Opinion shall be defined as follows:

Ambow	means	Ambow Education Holding Ltd., a public company listed on NYSE American and registered in Cayman Islands, having its principal executive office at 12th Floor, Tower 1, Financial Street, Chang’an Street, Shijiangshan District, Beijing, PRC.

CSRC	means	the China Securities Regulatory Commission.

Governmental Agency	means	any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws.

M&A Rules	means	the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (《关于外国投资者并购境内企业的规定》), which was promulgated by six Governmental Agencies, namely the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

PRC Entities	means	collectively, all entities listed in Appendix A hereof, each of PRC Entities a “PRC Entity.”

PRC Laws	means	all applicable national, provincial, and local laws, regulations, rules, notices, orders, decrees, and judicial interpretations of the PRC currently in effect and publicly available on the date of this Legal Opinion.

VIE Agreements	means	the documents as set forth in Appendix C hereof.

WFOEs	means	PRC subsidiaries listed in Appendix B hereof, each of WFOEs a “WFOE.”

Based on, and subject to the assumptions, qualifications, and limitations set forth herein, and relying upon facts given and our examination of the documents as set out in Appendix D herein (the “Documents”), we are of the opinion that:

1. Based on our understanding of the explicit provisions under the PRC Laws, we are of the opinion that the CSRC’s approval is not required to be obtained for the listing, because (1) the CSRC has not issued any definitive rule or interpretation concerning whether the listing is subject to the M&A Rules as of the date hereof; (ii) each WFOE is a wholly foreign-owned enterprise which was initially established by means of direct investment and not through mergers or acquisitions of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules; and (iii) no explicit provision in the M&A Rules classifies the contractual arrangements under the VIE Agreements as a type of acquisition transaction falling under the M&A Rules. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein. In particular, on December 24, 2021, the CSRC, together with other relevant government authorities of the PRC, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”) that requires that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures of and submit the relevant information to CSRC. Such overseas issuance and listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations. Therefore, the offering would be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations. As such, the Company would be required to complete the filing procedures and submit the relevant information to CSRC after the Draft Overseas Listing Regulations becomes effective.

2. Based on our review of the Documents and information provided by Ambow, according to our understanding of the explicit provisions of the PRC Laws currently in effect, the ownership structure of the PRC Entities will not result in any violation of the PRC Laws currently in effect, the VIE Agreements governed by PRC Laws are valid, binding, and enforceable and will not result in any violation of PRC Laws currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current PRC Laws, and there can be no assurance that the PRC government will ultimately take the view that is consistent with our opinion above.

[The remainder of this page is intentionally left blank.]

Yours faithfully,

/s/ Beijing Jincheng Tongda & Neal Law Firm
Beijing Jincheng Tongda & Neal Law Firm

Appendix A

List of PRC Entities

1.         Jinan LYZX Business Management Co., Ltd. (济南乐毅智学企业管理有限公司).

2.         Beijing JFR Education & Technology Co., Ltd. (北京金方睿教育科技有限公司).

3.         Beijing Le’an Operational Management Co., Ltd. (北京乐安运营管理有限公司).

4.         Beijing Ambow Shida Education Technology Co., Ltd. (北京师大安博教育科技有限责任公司).

5.         Shanghai Ambow Education Information Consulting Co., Ltd. (上海安博教育信息咨询有限公司).

6.         Ambow Sihua Intelligent Technology Co., Ltd. (安博思华智能科技有限责任公司).

7.         Ambow Ronye Education and Technology Co., Ltd. (北京安博荣业教育科技有限公司).

8.         Beijing Ambow Zhixin Education and Technology Co., Ltd. (北京安博智信教育科技有限公司).

Appendix B

List of WFOEs

1.         Beijing BoheLe Science and Technology Co., Ltd. (北京博合乐科技有限公司).

2.         Beijing Ambow Shengying Education and Technology Co., Ltd. (北京安博盛赢教育科技有限责任公司).

Appendix C

VIE Agreements

1. Beijing BoheLe Science and Technology Co., Ltd.

(1) Jinan LYZX Business Management Co., Ltd.

(a) The Technology Services Agreement (技术服务协议) entered by and between the PRC Entity and WFOE on July 20, 2021;

(b) The Share Pledge Agreement (股权质押协议) entered by and among Xiang Yao, Yanting Wang, and WFOE on July 20, 2021; and the Power of Attorney (代理函) signed separately by Xiang Yao and Yanting Wang as the appendix to the Share Pledge Agreement;

(c) The Call Option Agreement (认股权协议) entered by and among Xiang Yao, Yanting Wang, and WFOE on July 20, 2021;

(d) The Loan Agreement (借款协议) entered by and among Xiang Yao, Yanting Wang, and WFOE on July 20, 2021.

(2) Beijing JFR Education & Technology Co., Ltd.

(a) The Technology Services Agreement (技术服务协议) entered by and between the PRC Entity and WFOE on July 20, 2021;

(b) The Share Pledge Agreement (股权质押协议) entered by and among Xiang Yao, Yanting Wang, and WFOE on July 20, 2021; and the Power of Attorney (代理函) signed separately by Xiang Yao and Yanting Wang as the appendix to the Share Pledge Agreement;

(c) The Call Option Agreement (认股权协议) entered by and among Xiang Yao, Yanting Wang, and WFOE on July 20, 2021;

(d) The Loan Agreement (借款协议) entered by and among Xiang Yao, Yanting Wang, and WFOE on July 20, 2021.

(3) Beijing Le’an Operational Management Co., Ltd.

(a) The Technology Services Agreement (技术服务协议) entered by and between the PRC Entity and WFOE on July 6, 2021;

(b) The Share Pledge Agreement (股权质押协议) entered by and among Qing Shen, Xingjuan Chen, and WFOE on July 6, 2021; and the Power of Attorney (代理函) signed separately by Qing Shen and Xingjuan Chen as the appendix to the Share Pledge Agreement;

(c) The Call Option Agreement (认股权协议) entered by and among Qing Shen, Xingjuan Chen, and WFOE on July 6, 2021;

(d) The Loan Agreement (借款协议) entered by and among Qing Shen, Xingjuan Chen, and WFOE on July 6, 2021;

(e) The Termination Agreement (终止协议) entered by Qing Shen and WFOE on July 27, 2022;

(f) The Share Pledge Agreement (股权质押协议) entered by Jing Xu and WFOE on July 27, 2022; and the Power of Attorney (代理函) signed by Jing Xu as the appendix to the Share Pledge Agreement;

(g) The Loan Agreement (借款协议) entered by Jing Xu and WFOE on July 27, 2022;

(h) The Call Option Agreement (认股权协议) entered by Jing Xu and WFOE on July 27, 2022.

(4) Beijing Ambow Shida Education Technology Co., Ltd.

(a) The Technology Services Agreement (技术服务协议) entered by and between the PRC Entity and WFOE on June 15, 2020;

(b) The Share Pledge Agreement (股权质押协议) entered by and among Xuejun Xie, Jianguo Xue, and WFOE on June 15, 2020; and the Power of Attorney (代理函) signed separately by Xuejun Xie and Jianguo Xue as the appendix to the Share Pledge Agreement;

(c) The Call Option Agreement (认股权协议) entered by and among Xuejun Xie, Jianguo Xue, and WFOE on June 15, 2020;

(d) The Loan Agreement (借款协议) entered by and among Xuejun Xie, Jianguo Xue, and WFOE on June 15, 2020.

2. Beijing Ambow Shengying Education and Technology Co., Ltd.

(1) Shanghai Ambow Education Information Consulting Co., Ltd.

(a) The Technology Services Agreement (技术服务协议) entered by and between the PRC Entity and WFOE on June 29, 2017;

(b) The Share Pledge Agreement (股权质押协议) entered by and among Xuejun Xie, Gang Huang, and WFOE on June 29, 2017; and the Power of Attorney (代理函) signed separately by Xuejun Xie and Gang Huang as the appendix to the Share Pledge Agreement;

(c) The Call Option Agreement (认股权协议) entered by and among Xuejun Xie, Gang Huang, and WFOE on June 29, 2017;

(d) The Loan Agreement (借款协议) entered by and among Xuejun Xie, Gang Huang, and WFOE on June 29, 2017.

(2) Ambow Sihua Intelligent Technology Co., Ltd.

(a) The Technology Services Agreement (技术服务协议) entered by and between the PRC Entity and WFOE on June 29, 2017;

(b) The Share Pledge Agreement (股权质押协议) entered by and among Xuejun Xie, Gang Huang, and WFOE on June 29, 2017; and the Power of Attorney (代理函) signed separately by Xuejun Xie and Gang Huang as the appendix to the Share Pledge Agreement;

(c) The Call Option Agreement (认股权协议) entered by and among Xuejun Xie, Gang Huang, and WFOE on June 29, 2017;

(d) The Loan Agreement (借款协议) entered by and between Gang Huang and WFOE on June 29, 2017;

(e) The Loan Agreement (借款协议) entered by and between Xuejun Xie and WFOE on June 29, 2017.

(3) Ambow Ronye Education and Technology Co., Ltd.

(a) The Technology Services Agreement (技术服务协议) entered by and between the PRC Entity and WFOE on October 14, 2015;

(b) The Share Pledge Agreement (股权质押协议) entered by and among Xuejun Xie, Gang Huang, and WFOE on September 8, 2015; and the Power of Attorney (代理函) signed separately by Xuejun Xie and Gang Huang as the appendix to the Share Pledge Agreement;

(c) The Call Option Agreement (认股权协议) entered by and among Xuejun Xie, Gang Huang, and WFOE on September 8, 2015;

(d) The Loan Agreement (借款协议) entered by and among Xuejun Xie, Gang Huang, and WFOE on October 14, 2015.

(4) Beijing Amow Zhixin Education and Technology Co., Ltd.

(a) The Technology Services Agreement (技术服务协议) entered by and between the PRC Entity and WFOE on October 14, 2015;

(b) The Share Pledge Agreement (股权质押协议) entered by and among Xuejun Xie, Gang Huang, and WFOE on October 14, 2015; and the Power of Attorney (代理函) signed separately by Xuejun Xie and Gang Huang as the appendix to the Share Pledge Agreement;

(c) The Call Option Agreement (认股权协议) entered by and among Xuejun Xie, Gang Huang, and WFOE on October 14, 2015;

(d) The Loan Agreement (借款协议) entered by and among Xuejun Xie, Gang Huang, and WFOE on October 14, 2015.

Appendix D

Documents

1.        Amendment No.1 to Registration Statement on Form F-3 filed on June 14, 2022, with the File No. 333-264878;

2.        Response from the Division of Corporation Finance Office of Trade & Services on July 11, 2022;

3.        Ambow Legal Structure updated on June 30, 2022;

4.        Ambow College Management Ltd. Register of Members;

5.        Ambow College Management Ltd. Register of Directors;

6.        Ambow College Management Ltd. M&A;

7.        Ambow Education Ltd. Register of Members;

8.        Ambow Education Ltd. Register of Directors;

9.        Ambow Education Ltd. M&A;

10.     Ambow Training Management Ltd. Register of Members;

11.     Ambow Training Management Ltd. Register of Directors;

12.     Ambow Training Management Ltd. M&A;

13.     Ambow Education Management Ltd. Register of Members;

14.     Ambow Education Management Ltd. Register of Directors;

15.     Ambow Education Management Ltd. M&A;

16.     北京博合乐科技有限公司《营业执照》正副本；

17.     北京博合乐科技有限公司章程；

18.     济南乐毅智学企业管理有限公司《营业执照》正副本；

19.     济南乐毅智学企业管理有限公司章程；

20.     北京金方睿教育科技有限公司《营业执照》正副本；

21.     北京金方睿教育科技有限公司章程；

22.     北京乐安运营管理有限公司《营业执照》正副本；

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25.     北京师大安博教育科技有限责任公司《营业执照》正副本；

26.     北京师大安博教育科技有限责任公司章程；

27.     北京安博盛赢教育科技有限责任公司《营业执照》正副本；

28.     北京安博盛赢教育科技有限责任公司章程；

29.     上海安博教育信息咨询有限公司《营业执照》正副本；

30.     上海安博教育信息咨询有限公司章程；

31.     安博思华智能科技有限责任公司《营业执照》正副本；

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34.     北京安博荣业教育科技有限公司章程；

35.     北京安博智信教育科技有限公司《营业执照》正副本；

36.     北京安博智信教育科技有限公司章程；

37.     北京哦课教育科技有限公司《营业执照》正副本；

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42.     北京市海淀区安博新干线培训学校《民办非企业单位登记证书》正副本；

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50.     山东师创软件实训学院《民办学校办学许可证》正副本；

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53.     长沙市雨花区競才修业培训学校有限公司《营业执照》正副本；

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57.     重庆市渝中区安博大成职业技能培训学校有限公司《民办学校办学许可证》正副本；

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60.     北京拓展训练学校《民办学校办学许可证》正副本；

61.     北京拓展训练学校《民办非企业单位登记证书》正副本；

62.     山东拓展训练学校《民办学校办学许可证》正副本；

63.     山东拓展训练学校《民办非企业单位登记证书》正副本；

64.     长沙市芙蓉区修业培训学校有限公司《民办学校办学许可证》正副本；

65.     长沙市芙蓉区修业培训学校有限公司《营业执照》正副本；

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